UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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SBA COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2004

SBA Communications Corporation’s Annual Meeting of Shareholders will be held on Thursday, May 6, 2004 at 10:00 a.m. We will meet at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. If you owned common stock at the close of business on March 10, 2004 you may vote at this meeting or any adjournments or postponements thereof. At the meeting, we plan to:

1.	elect two directors for a term of three years and one director for a term of two years and, in each case, until their successors are duly elected and qualified; and

2.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the May 6, 2004 meeting.

It is important that your common stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

On behalf of SBA Communications Corporation’s

Board of Directors,

STEVEN E. BERNSTEIN

Chairman

Boca Raton, Florida

April 6, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBA Communications Corporation for the Annual Meeting of Shareholders to be held on Thursday, May 6, 2004 at 10:00 a.m. at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 and thereafter as it may from time to time be adjourned. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 6, 2004.

Who May Vote

Each shareholder of record at the close of business on March 10, 2004 is entitled to notice of and to vote at the annual meeting. On the record date, there were 56,017,207 shares of our Class A common stock outstanding, with a par value of $.01 per share (the “Class A Common Stock” or “Common Stock”). As of March 10, 2004, there were no shares of Class B Common Stock outstanding. Holders of the Class A Common Stock are entitled to one vote per share held as of the record date.

How You May Vote

You may vote (1) in person by attending the meeting or (2) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election as a director of the two Class II nominees named herein, each to serve for a term of three years and the one Class I nominee named herein to serve for a term of two years and, in each case, until their successors are duly elected and qualified; and

2.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

How You May Revoke or Change Your Vote

Proxies may be revoked at any time prior to the meeting in the following ways:

•	by giving written notice of revocation to the Secretary of SBA;

•	by giving a later dated proxy; or

•	by attending the meeting and voting in person.

Voting Procedures

All record holders of issued and outstanding shares of Common Stock are entitled to vote on Proposal 1. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal are referred to as “broker non-votes.”

Under Florida law and our Bylaws, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast on the matter at the annual meeting constitutes a quorum, except that under our Bylaws, in no event shall a quorum consist of less than one-third of the shares entitled to vote. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Proposal

Our Board of Directors currently consists of five directors, divided into three classes with members of each class of directors serving for staggered three-year terms. Our current Board members and classifications are as follows:

Class I	Class II	Class III
Steven E. Nielsen	Richard W. Miller	Steven E. Bernstein
	Jeffrey A. Stoops	Donald B. Hebb, Jr.

The terms of the two current Class II directors will expire at the 2004 Annual Meeting of Shareholders. The Nominating Committee has recommended that Mr. Stoops, a current Class II director, be nominated for re-election. Mr. Miller, the other current Class II director, has decided not to stand for re-election and the Nominating Committee has recommended that Mr. Langer be nominated to fill the second Class II director position currently held by Mr. Miller.

Pursuant to the recommendation of the Nominating Committee, our Board of Directors has expanded the size of our Board of Directors from 5 to 6 members. Consequently, we have one additional director vacancy. The vacancy has been designated a Class I director. The Nominating Committee has recommended that Mr. Carr be nominated to fill the Class I director vacancy.

Nominees to Serve for a Three-Year Term Expiring in 2007

The following current Class II director has been nominated by the Board for re-election to the Board of Directors as a Class II director for a term of three years, expiring at the 2007 Annual Meeting of Shareholders and until his successor is elected and qualified.

Jeffrey A. Stoops, 45, President and Chief Executive Officer, joined SBA in April 1997 and was elected as a director of SBA in August 1999. Mr. Stoops was appointed Chief Executive Officer effective as of January 2002, President in April 2000, and previously served as our Chief Financial Officer. Prior to joining us, Mr. Stoops was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced law.

The following person has been nominated by the Board for election to the Board of Directors as a Class II director for a term of three years, expiring at the 2007 Annual Meeting of Shareholders and until his successor is elected and qualified.

Jack Langer, 55, is retired from the investment banking industry and is a private investor. From April 1997 to December 2002, Mr. Langer was Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer was the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer was Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of Spanish Broadcasting System, Inc. and Atlantic Broadband Group. Mr. Langer was recommended to our Board of Directors by the Nominating Committee upon the recommendation of our Chairman, Steven E. Bernstein, who was introduced to Mr. Langer by Lehman Brothers Inc., which has provided us with investment banking services from time to time.

Nominee to serve for the Remaining Two-Year Term Expiring in 2006

The following person has been nominated by the Board for election to the Board of Directors as a Class I director for the remaining two years of the three year term of a Class I director, expiring at the 2006 Annual Meeting of Shareholders and until his successor is elected and qualified.

Brian C. Carr, 42, has been Chairman and Chief Executive Officer of American Esoteric Laboratories, a company engaged in advanced clinical laboratory testing, since June 2003. From November 2000 to April 2003, Mr. Carr was the President and a director of AmeriPath, Inc., an anatomic pathology laboratory company. From March 1997 to November 2000, Mr. Carr was the founder, President, Chief Executive Officer and a director of Inform DX, a pathology services company that was acquired by AmeriPath. Mr. Carr was recommended to our Board of Directors by the Nominating Committee upon the recommendation of Mr. Donald B. Hebb, Jr., the Chairman of the Nominating Committee.

Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board of Directors if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees as Class II directors and one nominee as a Class I director. Our management has no reason to believe that the nominees will not serve if elected.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the director. You may vote in favor of the nominee or you may withhold your vote from the nominee. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” each of the three nominees.

Non-Continuing Director

Director Whose Term Expires in 2004

Richard W. Miller, 63, was elected as a director of SBA in April 1999. Mr. Miller previously served on our Board of Directors from May 1997 to August 1998. From 1993 to 1997, Mr. Miller was a Senior Executive Vice President and Chief Financial Officer of AT&T. From 1990 to 1993, he was the Chairman and Chief Executive Officer of Wang Laboratories, Inc. Mr. Miller also serves on the Board of Directors of Closure Medical Corporation.

Continuing Directors

Directors Whose Terms Expire in 2005

Steven E. Bernstein, 43, our founder, has been our Chairman since our inception in 1989 and was our Chief Executive Officer from 1989 to 2001. From 1986 to 1989, Mr. Bernstein was employed by McCaw Cellular Communications. Mr. Bernstein was the Personal Communications Industry Association’s 1996 Entrepreneur of the Year.

Donald B. Hebb, Jr., 61, was elected as a director of SBA in March 1997. Mr. Hebb has been the Managing General Partner of ABS Capital Partners, a private equity investment firm, and related entities, since 1990. Mr. Hebb currently serves as a director of T. Rowe Price Group, Inc., an investment management firm and several private companies.

Director Whose Term Expires in 2006

Steven E. Nielsen, 41, was appointed a director of SBA in November 2001. Mr. Nielsen has been President and Chief Executive Officer of Dycom Industries, Inc., a provider of engineering, construction and maintenance services to telecommunication providers, since March 1999. Prior to that time, Mr. Nielsen served as President and Chief Operating Officer of Dycom Industries, Inc. from August 1996 to March 1999 and as Vice President of Dycom Industries, Inc. from February 1996 to August 1996. Mr. Nielsen also serves as Chairman of the Board of Directors of Dycom Industries, Inc.

Compensation of Directors

Our 2001 Equity Participation Plan provides that all non-employee directors, upon their initial election or appointment to the Board of Directors, will be granted non-qualified stock options to purchase 50,000 shares of Class A Common Stock with a per share exercise price equal to the fair market value per share of our Class A Common Stock at the grant date. Such options will vest and become exercisable in equal annual installments on each of the first five anniversaries of the grant date so long as the person continues to serve as a member of our Board of Directors. Additionally, as of 2001, during July of each fiscal year, each continuing non-employee director will receive an annual grant of non-qualified stock options to purchase shares of Class A Common Stock. The number of shares will be determined by the full Board of Directors annually. The per share exercise price of these options will equal the fair market value per share of our Class A Common Stock at the grant date. Each of these annual grants of options will fully vest and become exercisable on the first anniversary of the grant date. On July 18, 2003, each of our non-employee directors, Messrs. Hebb, Miller and Nielsen received an annual grant of non-qualified stock options to purchase 25,000 shares of our Class A Common Stock at an exercise price of $3.33.

As of 2002, each non-employee director will receive annual compensation in the amount of $20,000 plus $1,000 for each regular meeting and each special meeting at which action is taken. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors’ meeting. Other than the Chairman of the Audit Committee, directors who serve on any of the committees of the Board of Directors described below do not receive any additional compensation for their services as a committee member. The Chairman of the Audit Committee receives additional annual compensation in the amount of $5,000. During 2003, Mr. Miller received such additional annual compensation in the amount of $5,000 for his service as Chairman of the Audit Committee. Directors who are employees do not receive any additional compensation for their services as a director.

Mr. Bernstein received approximately $86,000 in total compensation during 2003 and is expected to receive approximately $88,000 in total compensation during 2004.

Independence of the Board

The Board of Directors has determined that the following three individuals of its five members of the Board of Directors are independent as defined by the Nasdaq Marketplace Rules: Messrs. Hebb, Miller and Nielsen. The Board of Directors has also determined that two of the nominees, Messrs. Langer and Carr are independent as defined by the Nasdaq Marketplace Rules.

Committees and Meetings of the Board

The Board of Directors held 15 meetings, including 4 regularly scheduled meetings and 11 special meetings, during the year ended December 31, 2003. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. It is the policy of the Board of Directors of SBA to encourage its members to attend SBA’s Annual Meeting of Shareholders. All members of the Board of Directors except for Mr. Hebb were present at SBA’s 2003 Annual Meeting of Shareholders.

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee and the Compensation Committee were established in May 1999. The Nominating Committee was established in March 2002 and commenced its activities during fiscal year 2002.

On March 4, 2004, the Board of Directors approved our Code of Ethics. The Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, and compliance with applicable governmental rules and regulations. Our Code of Ethics is available to view at our website, www.sbasite.com.

Audit Committee.  The Audit Committee presently consists of Messrs. Hebb, Miller and Nielsen. Our Board of Directors has determined that the members of the Audit Committee are independent directors as defined under Rule 4200(a)(15) of The Nasdaq Stock Market Inc.’s Marketplace Rules. The Audit Committee has been assigned the principal function of establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee’s responsibilities are set forth in an Audit Committee Charter, a copy of which is attached as Appendix A. The Board of Directors designated Richard W. Miller the “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”). After the 2004 Annual Meeting of Shareholders, the Board of Directors will undertake a review of the Audit Committee members to determine which of the directors qualify as an “audit committee financial expert.” The Audit Committee held 14 meetings during the year ended December 31, 2003.

Compensation Committee.  The Compensation Committee presently consists of Messrs. Hebb, Miller and Nielsen. The Compensation Committee has been assigned the functions of establishing salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Compensation Committee held three meetings during the year ended December 31, 2003.

Nominating Committee.  The members of the Nominating Committee are Messrs. Hebb, Miller and Nielsen. Our Board of Directors has determined that the members of the Nominating Committee are independent directors as defined under Rule 4200(a)(15) of The Nasdaq Stock Market Inc.’s Marketplace Rules. The Nominating Committee has been assigned the functions of reviewing and making recommendations on matters relating to the effectiveness of the Board, including the composition and experience base of the members of the Nominating Committee and the Board, and the size of the Board, reviewing and recommending candidates for directors and reviewing with management Board membership succession planning. The Nominating Committee’s responsibilities are set forth in a Nominating Committee Charter, a copy of which can be found on SBA’s website, www.sbasite.com. The Nominating Committee held one meeting during the year ended December 31, 2003.

The Nominating Committee considers possible candidates from many sources, including shareholders, for nominees for directors. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary by December 7, 2004 in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for 2005 Annual Meeting.” Each written notice must set forth: (1) the name and address of the shareholder who is making the nomination; (2) the number of shares of SBA’s Common Stock which are beneficially owned by the shareholder and a representation that the shareholder is a holder of record of Common Stock of the Corporation entitled to vote at such annual meeting of the shareholders and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice; (3) the name of the director candidate; (4) a complete resume or statement of the candidate’s qualifications (including education, work experience, knowledge of SBA’s industry, membership on the Board of Directors of another corporation and civic activity); (5) a description of all arrangements or understandings between the shareholder and the candidate and/or any other person or persons pursuant to which the nomination is to be made by the shareholder; (6) such other information regarding a candidate as would be required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the SEC and The Nasdaq Stock Market and information regarding the candidate’s attributes that the Nominating Committee would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC; and (7) the candidate’s consent to serve as a director of SBA if elected. The Nominating Committee will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Nominating Committee in accordance with the Criteria for Nomination to the Board of Directors, a copy of which is attached as Annex A to the Nominating Committee Charter, which as discussed above can be found on SBA’s website, www.sbasite.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding Common Stock to file with the SEC reports of changes in their ownership of Common Stock. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as an officer or employee of ours or any of our subsidiaries during the fiscal year ended December 31, 2003. There were no material transactions between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Board of Directors adopted an amended Audit Committee Charter on February 5, 2004, under which the Audit Committee operates. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A.

Management has the primary responsibility for SBA’s internal controls, the financial reporting process and preparation of the consolidated financial statements of SBA. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of SBA’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee these processes.

During the fall of fiscal year 2003, the Audit Committee met several times to discuss the re-audit of SBA’s consolidated financial statements for the year ended December 31, 2001, the restatement of SBA’s consolidated financial statements for the years ended December 31, 2001 and 2002 and the quarters ended June 30, 2002 and 2003, and all related matters thereto. In connection with this re-audit, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based upon the Audit Committee’s review and discussions with management and the independent auditors, the Audit Committee recommended that the restated audited consolidated financial statements for the years ended December 31, 2001 and 2002 and the restated unaudited financial statements for the quarters ended June 30, 2002 and 2003 be filed with the SEC.

During the course of 2003, the Audit Committee has regularly met and held discussions with management and the independent auditors. Management represented to the Audit Committee that SBA’s consolidated financial statements for fiscal year 2003 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2003 with management and the independent auditors.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA’s financial statements for fiscal year 2003 is compatible with maintaining the independent auditors’ independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SBA’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

The Audit Committee has a policy of considering and, if deemed appropriate, approving, on a case by case basis, any audit or permitted non-audit service proposed to be performed by Ernst & Young LLP in advance of the performance of such service. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approves, audit or permitted non-audit services to be performed by Ernst & Young LLP. The Audit Committee has discussed these matters with Ernst & Young and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by its independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

See the portion of this proxy statement titled “Committees and Meetings of the Board” on page 5 for information on the Audit Committee’s meetings in 2003.

The Audit Committee

Donald B. Hebb, Jr.

Richard W. Miller

Steven E. Nielsen

March 30, 2004

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report and the Performance Graph of Shareholder Return that follow shall not be incorporated by reference into any such filings.

Independent Auditor’s Fees

The aggregate fees billed to SBA for the years ended December 31, 2002 and 2003, by our principal accounting firm Ernst & Young LLP, are as follows:

Audit Fees:  The aggregate audit fees paid for professional services rendered by Ernst & Young LLP for the years ended December 31, 2002 and 2003 were approximately $544,000 and $1,654,000, respectively. These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K), (ii) reviews of our quarterly financial statements (Forms 10-Q) and (iii) other statutory audits required for the years ended December 31, 2002 and 2003. For the year ended December 31, 2003, these professional services also included (a) $775,000 relating to the re-audit of our financial statements for the year ended December 31, 2001 and (b) other fees associated with assisting us with the preparation and review of our various documents relating to our debt offering, including the preparation of comfort letters.

Audit-Related Fees:  There were no fees for audit-related services for the year ended December 31, 2002. The aggregate fees for professional services rendered by Ernst & Young LLP for audit-related services in connection with accounting and financial reporting issues related to the Sarbanes-Oxley Act for the year ended December 31, 2003 was $10,000.

Tax Fees:  The aggregate fees for professional services rendered by Ernst & Young LLP for (i) compliance fees for preparation of tax returns, (ii) assistance with tax planning strategies and (iii) tax examination assistance during the years ended December 31, 2002 and 2003 were approximately $285,000 and $304,000, respectively.

All Other Fees:  The aggregate fees for professional services, not included in audit fees, audit related fees and tax fees above, rendered by Ernst & Young LLP primarily relating to internal audit outsourcing services that were previously permitted under the SEC’s auditor independence rules during the fiscal year ended December 31, 2002, were approximately $104,000. In order to comply with the SEC’s auditor independence rules, we ended our relationship with Ernst & Young for the internal audit function prior to engaging them as independent certified public accountants. There were no other fees paid for professional services that were not included in audit fees, audit-related fees and tax fees for the year ended December 31, 2003.

Ernst & Young LLP advised the Audit Committee that it did not believe its audit was impaired by providing such services. As a result, Ernst & Young LLP confirmed that, as of December 31, 2003, it was an independent accountant with respect to SBA within the meaning of the Securities Act of 1933 and the requirements of the Independence Standards Board.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee has a policy of considering and, if deemed appropriate, approving, on a case by case basis, any audit or permitted non-audit service proposed to be performed by Ernst & Young LLP in advance of the performance of such service. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approves, audit or permitted non-audit services to be performed by Ernst & Young LLP. In connection with making any pre-approval decision, the Audit Committee must consider whether the provision of such permitted non-audit services by Ernst & Young LLP is consistent with maintaining Ernst & Young’s status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Ernst & Young LLP during fiscal year 2003, as described above.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

As of April 6, 2004 each of the persons below served as one of our executive officers or key employees.

Name	Age	Position
Jeffrey A. Stoops	45	President and Chief Executive Officer
Kurt L. Bagwell	39	Senior Vice President and Chief Operating Officer
Thomas P. Hunt	46	Senior Vice President and General Counsel
Jason V. Silberstein	35	Vice President — Property Management
Reid Boynton	49	Vice President — Northeast Region
John F. Fiedor	36	Vice President and Chief Accounting Officer
Pamela J. Kline	40	Vice President — Capital Markets
Jim D. Williamson	58	Vice President — Southeast Region

Below is a summary of the business experience of each of our executive officers who does not serve on our Board of Directors. The business experience of Mr. Stoops appears under the caption “Election of Directors” set forth above.

Kurt L. Bagwell, Senior Vice President and Chief Operating Officer, has been an executive officer and Senior Vice President and Chief Operating Officer since January 1, 2002. Mr. Bagwell joined SBA Network Services, Inc., a subsidiary of ours, in February 2001 as Vice President of Network Services. Prior to joining us, Mr. Bagwell served as Vice President — Site Development for Sprint PCS from May 1995 to February 2001.

Thomas P. Hunt, Senior Vice President and General Counsel, has been an executive officer and Senior Vice President and General Counsel since Mr. Hunt joined us in September 2000. Prior to joining us, Mr. Hunt was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 16 years in the corporate and real estate areas. Mr. Hunt is a member of the Florida Bar.

Jason V. Silberstein, Vice President — Property Management joined us in January 1994. During his years with us, Mr. Silberstein has held various positions, including Director — Property Management and Regional Director — Florida.

Below is a summary of the business experience of each of our key employees.

Reid Boynton, Vice President — Northeast Region joined us in March 1996. During his years with us, Mr. Boynton has held various positions, including Project Director for Sprint PCS in Boston and President of Operations. Prior to joining us, Mr. Boynton was a Site Development Director for Nextel Communications in the New England market.

John F. Fiedor, CPA, Vice President and Chief Accounting Officer joined us in May 2001. Prior to joining us, Mr. Fiedor was Chief Financial Officer with the Rendina Companies, a private real estate developer, from August 1999 to May 2001. From May 1998 to August 1999, Mr. Fiedor was Corporate Controller of Swerdlow Real Estate Group. Prior to that, Mr. Fiedor was an Audit Senior Manager with Ernst & Young LLP, where he was employed for eight years.

Pamela J. Kline, CPA, Vice President — Capital Markets, joined us in August 1997. During her years with us, Ms. Kline has held various positions, including Director of Finance and Accounting and Chief Accounting Officer. Prior to joining us, Ms. Kline was an Audit Manager with Arthur Andersen LLP where she was employed for ten years.

Jim D. Williamson, Vice President — Southeast Region joined us in October 1995. During his years with us, Mr. Williamson has held various positions, including Program Manager, Project Director responsible for network buildouts, Corporate Director of Build To Suit Support, Director of Due Diligence with overall responsibility for SBA’s Corporate Strategic Siting Initiative, Territory Manager for Alabama, Mississippi and Northeast Florida and General Manager for the Southeast Region. Prior to joining us, Mr. Williamson was employed for 28 years in various capacities with BellSouth.

EXECUTIVE COMPENSATION

The following table presents certain summary information for the fiscal year ended December 31, 2003 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer and our other four most highly compensated executive officers or of our subsidiaries (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2003.

Summary Compensation Table

for Fiscal Year 2003

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)		All Other Compensation ($)
Jeffrey A. Stoops President and Chief Executive Officer(2)	2003 2002 2001	410,000 410,000 390,000	315,000 — —	(3) (3)	* * *	— — —	300,000 180,000 130,000			— — —

Kurt Bagwell Senior Vice President and Chief Operating Officer(4)	2003 2002 2001	242,000 242,000 173,433	130,000 — 58,021	(3)	* * *	— — —	130,000 186,669 91,065	(5) (6)		— — 63,333	(7)

Thomas P. Hunt Senior Vice President and General Counsel	2003 2002 2001	240,000 240,000 225,000	120,000 120,000 112,500		* * *	— — —	110,000 106,667 15,000	(9) (10)		935,650 — —	(8)

Jason V. Silberstein Vice President — Property Management	2003 2002 2001	126,000 126,000 121,500	131,000 53,625 37,500		* * *	— — —	80,000 25,001 18,308	(11) (13)	$ $	— 23,625 54,999	(12) (14)

*	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.
(1)	Bonuses are reflected in the year in which they are earned, not the year in which they are paid.
(2)	Mr. Stoops was appointed Chief Executive Officer effective January 1, 2002.
(3)	Officer elected to receive stock options instead of annual cash bonus.
(4)	Mr. Bagwell was appointed Chief Operating Officer effective January 1, 2002.
(5)	Includes 106,669 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.
(6)	Includes 80,000 shares that are no longer reserved for issuance as the options they were reserved for were cancelled on June 18, 2002 pursuant to our stock option exchange program.
(7)	Represents a portion of Mr. Bagwell’s 2001 bonus that was paid in shares of our Class A Common Stock instead of cash.
(8)	This amount constitutes the difference between $1,000,000 and the aggregate value of all vested options and restricted stock held by Mr. Hunt as of September 19, 2003. This amount was paid to Mr. Hunt as required under the terms of his employment agreement.
(9)	Includes 66,667 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.
(10)	None of these shares are reserved any longer as they related to options that were cancelled on June 18, 2002 pursuant to our stock option exchange program.
(11)	Includes 5,001 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.

(12)	Represents a portion of Mr. Silberstein’s 2002 bonus that was paid in shares of our Class A Common Stock instead of cash.
(13)	Includes 7,500 shares that are no longer reserved for issuance as the options they were reserved for were cancelled on June 18, 2002 pursuant to our stock option exchange program.
(14)	Represents a portion of Mr. Silberstein’s 2001 bonus that was paid in shares of our Class A Common Stock instead of cash.

Stock Option Grants and Exercises

The following table provides certain information concerning individual grants of stock options under our 1999 Equity Participation Plan and our 2001 Equity Participation Plan made during the year ended December 31, 2003 to the Named Executive Officers:

Option Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted To Employees In Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) ($)
					5%	10%
Jeffrey A. Stoops	300,000	19.8%	2.10	5/14/2013	396,204	1,004,058
Kurt L. Bagwell	130,000	8.6%	2.10	5/14/2013	171,688	435,092
Thomas P. Hunt	110,000	7.3%	2.10	5/14/2013	145,275	368,155
Jason V. Silberstein	80,000	5.3%	2.10	5/14/2013	105,654	267,749

(1)	The total number of options granted to employees for the fiscal year ended December 31, 2003 was 1,516,700 options.
(2)	The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our Class A Common Stock appreciates in value from the grant date at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of SBA’s Class A Common Stock or the ultimate value realized by a Named Executive Officer from stock options.

The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 2003 and the value of options outstanding for such individuals at December 31, 2003:

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Stoops	—	—	292,013	475,625	—	498,000
Kurt L. Bagwell	—	—	30,529	217,205	14,335	242,516
Thomas P. Hunt	—	—	16,666	160,001	—	182,600
Jason V. Silberstein	—	—	24,167	104,157	20,045	152,853

(1)	Based on the closing price of SBA’s Class A Common Stock on December 31, 2003 of $3.76.

Employment Agreements

Mr. Stoops has executed an employment agreement with us that currently expires on December 31, 2005. This agreement automatically renews for successive three-year terms, unless either we or Mr. Stoops provides written notice to the other party at least 180 days prior to the end of the term. Under his employment agreement, Mr. Stoops is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The cash bonus paid to Mr. Stoops is not permitted to exceed his base annual salary. The employment agreement provides that upon our termination of his employment without cause, or Mr. Stoops’ resignation for good reason, we will pay Mr. Stoops an amount equal to three times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits. Upon a change in control, the agreement is automatically extended for three years. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

Mr. Hunt has executed an employment agreement with us that currently expires on December 31, 2004. This agreement automatically renews for successive two-year terms, unless either we or Mr. Hunt provides written notice to the other party at least 180 days prior to the end of the term. Under his employment agreement, Mr. Hunt is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by SBA. Pursuant to the employment agreement, we agreed that in the event that the aggregate value of all vested options and restricted stock issued to Mr. Hunt during the term of his employment did not equal at least $1,000,000 on the earlier of: (a) September 19, 2003; or (b) an “Acceleration Event” as defined in such agreement, we would pay Mr. Hunt the difference between the value of such securities and $1,000,000. We paid Mr. Hunt $935,650 during fiscal year 2003 pursuant to this provision. The employment agreement provides that upon our termination of his employment without cause, or Mr. Hunt’s resignation for good reason, we will pay Mr. Hunt an amount equal to two times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits. Upon a change in control, the agreement is automatically extended for two years. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

Mr. Bagwell has executed an employment agreement with us that currently expires on December 31, 2004. This agreement automatically renews for successive two-year terms, unless either we or Mr. Bagwell provides written notice to the other party at least 180 days prior to the end of the term. Under his employment agreement, Mr. Bagwell is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by SBA. The employment agreement provides that upon our termination of his employment without cause, or Mr. Bagwell’s resignation for good reason, we will pay Mr. Bagwell an amount equal to two times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits. Upon a change in control, the agreement is automatically extended for two years. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is comprised of three independent directors and has the responsibility to:

•	establish our compensation philosophy and policies;

•	review and approve salaries, incentives and other forms of compensation for executive officers and directors;

•	initiate all compensation actions for our Chief Executive Officer; and

•	administer our incentive compensation and benefit plans.

Philosophy.  Our compensation policies have been designed to (i) attract and retain high-performing executive talent; (ii) achieve key operational and financial goals; (iii) reward key performers who achieve superior results; and (iv) align the financial interests of the senior management group with those of shareholders. Accordingly, the total compensation of the senior management group, has been set at levels that are intended to be competitive with companies of similar size and complexity.

To achieve its policy goals, the Compensation Committee has utilized salary, cash bonuses and non-cash compensation, including grants of stock and stock options. We do not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to SBA’s 401(k) Plan or participate in SBA’s Employee Stock Purchase Plan.

The Compensation Committee has focused on the establishment of salaries and other compensation levels that are externally competitive and internally equitable for each of its executive officers. In connection with this process, the Compensation Committee has reviewed publicly available information and data concerning compensation paid by corporations that compete with us for executive talent, including corporations engaged in telecommunications.

Salaries.  For fiscal year 2003, as in prior years, the Compensation Committee reviewed salary recommendations for our executives and then approved such recommendations, with modifications that it deemed appropriate. The salary recommendations were made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, evaluations of each individual executive officer, market changes and the economic and business conditions affecting SBA at the time of the evaluation. Evaluations of each individual executive officer are based on a relative valuing of the duties and responsibilities of such executive officer, such executive officer’s role in developing and implementing SBA’s overall business strategy and such executive officer’s past and expected future performance. For fiscal year 2003, the salaries of our executive officers were set at their fiscal year 2002 levels.

Bonuses.  The Compensation Committee also reviews the recommendation of the Chief Executive Officer as to the amount of bonus potential to be established for each of the executive officers and subsequently the amount of bonus actually paid.

Equity-Based Compensation.  The Compensation Committee’s philosophy is that a portion of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards so as to align the financial interests of our executive officers with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other elements of our compensation program at externally equitable levels, will incentivize and reward executive officers for sound business management, develop a high-performance team environment, the accomplishment of short-term and long-term strategic and operational objectives and improvement in shareholder value which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

In general, stock options for our executive officers are granted at least at the prevailing market price on the grant date and thus, will only have value if our stock price increases. Generally, grants vest in equal amounts over a period of four years (although certain special types of grants may vest either immediately or over a shorter period). The Compensation Committee consulted with Mercer Human Resources Consulting with respect to competitive stock option grant practices for fiscal year 2003 and fiscal year 2004.

Compensation of Chief Executive Officer.  The Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer’s overall compensation package, his employment agreement and the Compensation Committee’s assessment of his past performance and its expectation as to his future performance in leading SBA. In connection with this process, the Chief Executive Officer will present the Compensation Committee with a self-assessment of his performance during the applicable fiscal year and his proposed goals for SBA during the next fiscal year. During fiscal year 2003, the Compensation Committee established the base salary and overall compensation of Mr. Stoops in accordance with the criteria mentioned above. For fiscal year 2003, the salary of the Chief Executive Officer was set at its fiscal year 2002 level. In connection with the Compensation Committee’s determination of Mr. Stoops’ bonus for fiscal year 2003, the Compensation Committee considered the achievement by SBA of a number of goals and Mr. Stoops’ role in achieving these goals. Specifically, the Compensation Committee considered, without limitation, the following factors: (1) the completion of the Western tower sale, (2) the improvement to SBA’s balance sheet and liquidity position, through the refinancing of SBA’s credit facility, SBA’s offering of 9¾% senior discount notes and the completion of certain debt for equity exchange transactions, (3) the reduction in selling, general and administrative expenses and capital expenditures, (4) the improvement of SBA’s tower leasing margins, and (5) the process of the reaudit of SBA’s 2001 consolidated financial statements.

The Compensation Committee will continually evaluate our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our shareholders and with SBA’s performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and SBA’s performance.

The Compensation Committee

Donald B. Hebb, Jr.

Richard W. Miller

Steven E. Nielsen

March 30, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2003, we did not have any relationships or transactions with any of our executive officers or directors that were required to be reported pursuant to Item 404 of Regulation S-K.

PERFORMANCE GRAPH

SBA’s Class A Common Stock began trading on The Nasdaq National Market System on June 16, 1999 when its initial public offering commenced. The following graph shows the total return to shareholders of an investment in SBA’s Class A Common Stock as compared to (i) an investment in the Nasdaq Composite Index and (ii) an investment in a peer group made up of (1) American Tower Corporation and (2) Crown Castle International Corporation, for the period June 16, 1999 through December 31, 2003. Spectrasite, Inc. (f/k/a Spectrasite Holdings, Inc.), which was included as part of our peer group for our 2003 proxy statement, is not included in our peer group for the purposes of this graph as any equity investment in Spectrasite on June 16, 1999 would have been eliminated as part of its bankruptcy pursuant to which all of its then outstanding shares of common stock were cancelled and new shares were issued. The two companies in the peer group have been selected because they represent the only public comparable companies in the business of owning and operating wireless communications towers.

Total shareholder return is determined by dividing (i) the sum of (A) the cumulative amount of dividends for a given period (assuming dividend reinvestment) and (B) the change in share price between the beginning and end of the measurement period, by (ii) the share price at the beginning of the measurement period.

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
SBA Communications Corporation	$208.33	$456.25	$144.67	$4.56	$41.78
Nasdaq Stock Market — US	$161.92	$97.66	$77.51	$53.59	$80.12
Peer Group	$144.11	$149.25	$47.18	$17.01	$50.96

$100 invested on 6/16/99 in stock or on 5/31/99 in Index, including reinvestment of dividends, for the period ended December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 15, 2004 by (i) each of our directors and nominees, (ii) each Named Executive Officer, (iii) all our current directors and executive officers as a group, and (iv) each person known by us to be the beneficial owner of more than five percent (5%) of the shares outstanding of Common Stock. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

As of March 15, 2004, we had 56,529,207 shares of Class A Common Stock outstanding. On December 23, 2003, pursuant to the provisions of SBA’s Amended and Restated Articles of Incorporation, as amended, the 5,455,595 shares of Class B Common Stock held directly and indirectly by our Chairman, Mr. Bernstein were automatically converted on a one-for-one basis into 5,455,595 shares of Class A Common Stock. As a result, we have no shares of Class B Common Stock outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent of Common Stock
Steven E. Bernstein	5,836,379	(2)(3)	10.3%
Jeffrey A. Stoops	1,807,419	(4)	3.2%
Donald B. Hebb, Jr.	55,859	(5)	*
Richard W. Miller	84,556	(6)	*
Steven E. Nielsen	30,000	(7)	*
Brian C. Carr	0		—
Jack Langer	0		—
Kurt L. Bagwell	114,862	(8)	*
Thomas P. Hunt	64,166	(9)	*
Jason V. Silberstein	65,867	(10)	*
All current directors and executive officers as a group (8 persons)	8,059,108	(11)	14.0%
Richard B. Worley	7,904,600	(12)	14.0%
FMR Corp.	6,006,930	(13)	10.6%

*	Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487.

(1)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after March 15, 2004 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
(2)	This number includes shares owned by the Bernstein Family Charitable Foundation.
(3)	This number includes options to purchase 325,143 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(4)	This number includes options to purchase 412,014 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(5)	This number includes options to purchase 14,556 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(6)	This number includes options to purchase 84,556 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(7)	This number includes options to purchase 20,000 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.

(8)	This number includes options to purchase 64,697 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(9)	This number includes options to purchase 44,166 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(10)	This number includes options to purchase 49,167 shares of Class A Common Stock that are exercisable within 60 days after March 15, 2004.
(11)	This number includes options to purchase 1,014,299 shares of Class A Common Stock that are exercisable within 60 days.
(12)	This number is based solely on the Form 4 filed with the Commission on March 12, 2004. According to the Form 4, Mr. Worley directly owns and therefore has sole voting and dispositive power with respect to 1,504,600 shares and indirectly owns and therefore has shared voting and dispositive power with respect to 6,400,000 shares. The principal business address of Mr. Worley is 100 Front Street, Suite 1430, West Conshohocken, Pennsylvania 19428.
(13)	This number is based solely on the Amendment to the Schedule 13G filed with the Commission on February 17, 2004. According to the Schedule 13G, FMR Corp. has sole voting power with respect to 1,339,000 shares of Class A Common Stock and sole dispositive power with respect to 4,667,930 shares of Class A Common Stock. The principal business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Our Audit Committee has not yet selected the accounting firm that will serve as our independent certified public accountant for the fiscal year ending December 31, 2004. Our Audit Committee intends to select our independent public accountant for the fiscal year ending December 31, 2004 at its May 6, 2004 meeting, the first meeting subsequent to the completion of the 2003 audit. Ernst & Young LLP served as our independent certified public accountant for the fiscal year ended December 31, 2003. Prior to the engagement as independent certified public accountants, Ernst & Young LLP served as our internal audit outsourcing partner. Representatives from Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to answer questions.

On April 11, 2002, our Board of Directors, upon recommendation of the Audit Committee, terminated Arthur Andersen LLP’s engagement as our independent certified public accountant and engaged Ernst & Young LLP to serve as our independent certified public accountant. Prior to engaging Ernst & Young LLP, we had not consulted Ernst & Young LLP on any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Arthur Andersen LLP’s reports on our consolidated financial statements for each of the year’s ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and through April 11, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

During the years ended December 31, 2001 and 2000 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Arthur Andersen LLP with a copy of the foregoing disclosures. We filed with our Form 8-K, on April 15, 2002, as Exhibit 16.1, a copy of Arthur Andersen LLP’s letter, dated April 11, 2002, stating its agreement with such statements.

GENERAL INFORMATION

Other Matters.  The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

Contacting the Board of Directors.  Shareholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board of Directors or to the Board of Directors collectively at our principal executive office located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. A shareholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Common Stock of SBA. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of products or services, (ii) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (iii) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease, (iv) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (v) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (vi) any other communications that the corporate secretary deems, in his or her reasonable discretion, unrelated to the business of SBA. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relates to our accounting and auditing practices shall also be sent directly to the Chairman of the Audit Committee, whether or not it was directed to such person.

Multiple Shareholders Sharing the Same Address.  Regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” Shareholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the shareholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a shareholder wishes to receive a separate proxy statement for the 2004 Annual Meeting of Shareholders or a 2003 Annual Report, the shareholder may receive printed copies by contacting SBA Communications Corporation, Investor Relations, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 by mail or by calling (561) 995-7670.

Any shareholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact SBA Communications Corporation Investor Relations by mail or telephone as instructed above. Any shareholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Shareholder Proposals for 2005 Annual Meeting.  Shareholder proposals should be sent to SBA at the address set forth in the Notice of Annual Meeting of Shareholders. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in our proxy statement for the 2005 Annual Meeting of Shareholders is December 7, 2004. Additionally, SBA must receive notice of any shareholder proposal to be submitted at the 2005 Annual Meeting of Shareholders (but not required to be included in our proxy statement) by February 21, 2005, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Expenses of Solicitation.  Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by SBA.

By Order of the Board of Directors,

STEVEN E. BERNSTEIN

Chairman

Boca Raton, Florida

April 6, 2004

APPENDIX A

SBA COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Organization and Composition

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors each of whom must (i) be independent as defined under Rule 4200(a)(15) of the Qualitative Listing Requirements for Nasdaq National Market Issuers promulgated by the National Association of Securities Dealers, Inc. (“NASD”), (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), (iii) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years, and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or who otherwise qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K promulgated under the Exchange Act. No member of the Audit Committee may accept any consulting, advisory, or other compensatory fee from the Corporation other than for board service, and no member of the Audit Committee may be an affiiliated person of the Corporation as defined in NASD Rules.

Statement of Policy and Purpose

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The primary purpose of the Audit Committee shall be overseeing the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Responsibilities of Audit Committee

Committee Management

1)	Maintain the independence, education and experience requirements of the Exchange Act, the Sarbanes-Oxley Act and the Nasdaq Stock Market, Inc.

2)	Establish an agenda for the ensuing year. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants.

3)	Review the powers and duties of the Audit Committee and report and make recommendations to the Board of Directors on these responsibilities.

4)	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

5)	Hire independent counsel and other advisors as the Audit Committee may, in its discretion, determine to be necessary to carry out its duties. The Corporation shall provide for funding, as determined by the Audit Committee, for the payment of compensation to any such advisors.

6)	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

7)	Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the external audit of the Corporation as the Audit Committee may, in its discretion, determine to be advisable. The Corporation shall provide for funding, as determined by the Audit Committee, for payment of the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Management of Relationship with Independent Auditors

8)	Directly appoint, compensate, retain and oversee the work of the independent auditors to audit the financial statements of the Corporation and its divisions and subsidiaries. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall resolve any disagreements between management and the independent auditors. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

9)	Receive and review (i) the independent auditors formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and (ii) any other certifications or documentation necessary to ensure that the independent auditors meet the independence standard required by law. Review all such documentation with the independent auditors, and if so determined by the Audit Committee, take or recommend that the full Board of Directors take appropriate action to oversee the independence of the auditors.

10)	Receive and review timely reports from the independent auditors regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

11)	Review the following with management and the independent auditors:

a)	the Corporation’s annual financial statements and related disclosures contained in the Form 10-K, including the Corporation’s disclosure under the Management’s Discussion and Analysis of Financial Condition and Results of Operations (including quality of financial reporting decisions and judgments);

b)	the audit of the annual financial statements and the independent auditors’ report thereon;

c)	any significant changes required in the independent auditors’ audit plan;

d)	any significant difficulties or disputes encountered during the audit;

e)	critical accounting policies’ disclosure for inclusion in the Form 10-K; and

f)	recommend to the Board of Directors that the audited annual financial statements be included in the Corporation’s Annual Report on Form 10-K.

12)	Review with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q.

13)	Discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14)	Approve in advance, all auditing services to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such auditing services. The Corporation shall provide for funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors.

15)	Approve, in advance, any audit related, tax and other permitted non-audit services to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such non-audit services. The Corporation shall provide for funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors for any such services.

Develop Controls to Insure the Integrity of the Financial Statements and Quality of Disclosure

16)	Review with management and the independent accountants significant risks and exposures, and the steps management has taken to minimize the risks or exposures.

17)	Review with management the Corporation’s systems of internal control.

18)	On a quarterly basis, discuss the following with management and the independent auditors, if applicable:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

19)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Audit Committee’s attention by the Corporation’s external securities counsel.

20)	Prepare Audit Committee Report for inclusion in the Proxy Statement.

Human Resources

21)	Review accounting and financial human resources and succession planning within the Corporation.

22)	Review the Corporation’s hiring policies with respect to employees or former employees of the Corporation’s independent auditors.

Approved by the Board of Directors on February 5, 2004

SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven E. Bernstein and Jeffrey A. Stoops, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Class A common stock, $0.01 par value, of SBA Communications Corporation, a Florida corporation (“SBA”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida at 10:00 a.m., local time, on Thursday, May 6, 2004, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

Proposal 1 — To elect as directors of SBA nominees #01 and 02 to serve a term of three years and nominee #03 to serve a term of two years and, in each case, until their successors are duly elected and qualified.

FOR	WITHHOLD AUTHORITY	EXCEPTION	(01) Jeffrey A. Stoops (02) Jack Langer (03) Brian C. Carr
☐	☐	☐

Instructions: To withhold authority to vote for an individual nominee mark “Exception” and write that nominee’s number in the space provided above.

Proposal 2 — In their discretion the individuals designated to vote this proxy are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders, dated April 6, 2004, and the accompanying Proxy Statement.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S) DATE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.